                                                                    Exhibit 25.1

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                    ---------------------------------------

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                        (FORMERLY BANKERS TRUST COMPANY)
               (Exact name of trustee as specified in its charter)

NEW YORK                                            13-4941247
(Jurisdiction of Incorporation or                   (I.R.S. Employer
organization if not a U.S. national bank)           Identification no.)

60 WALL STREET
NEW YORK, NEW YORK                                  10005
(Address of principal                               (Zip Code)
executive offices)

                       DEUTSCHE BANK TRUST COMPANY AMERICAS
                       ATTENTION: WILL CHRISTOPHER
                       LEGAL DEPARTMENT
                       1301 6TH AVENUE, 8TH FLOOR
                       NEW YORK, NEW YORK  10019
                       (212) 469-0378
                       (Name, address and telephone number of agent for service)

               --------------------------------------------------

                               COLEMAN CABLE, INC.
               (Exact name of obligor as specified in its charter)

         DELAWARE                                                36-4410887
(State or other jurisdiction of                               (I.R.S. Employer
Incorporation or organization)                               Identification No.)

1530 SHIELDS DRIVE
WAUKEGAN, ILLINOIS                                                 60085
(Address of principal executive offices)                         (Zip Code)

           COLEMAN CABLE, INC. 9 7/8% SENIOR EXCHANGE NOTES DUE 2012
                      (Title of the Indenture Securities)

--------------------------------------------------------------------------------

                          ITEM 1. GENERAL INFORMATION.

            Furnish the following information as to the trustee.

            (a) Name and address of each examining or supervising authority to which it is subject.

            NAME                                             ADDRESS

            Federal Reserve Bank (2nd District)              New York, NY
            Federal Deposit Insurance Corporation            Washington, D.C.
            New York State Banking Department                Albany, NY

            (b)   Whether it is authorized to exercise corporate trust powers.
                  Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

            If the obligor is an affiliate of the Trustee, describe each such affiliation.

            None.

ITEM 3. -15. NOT APPLICABLE

ITEM  16.    LIST OF EXHIBITS.

             EXHIBIT 1 -    Restated Organization Certificate of Bankers Trust
                            Company dated August 6, 1998, Certificate of
                            Amendment of the Organization Certificate of Bankers
                            Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and
                            Certificate of Amendment of the Organization
                            Certificate of Bankers Trust Company dated February
                            22, 2002 - Incorporated herein by reference to
                            Exhibit 1 filed with Form T-1 Statement,
                            Registration No. 333-119120.

             EXHIBIT 2 -    Certificate of Authority to commence business -
                            Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

             EXHIBIT 3 -    Authorization of the Trustee to exercise corporate
                            trust powers - Incorporated herein by reference to
                            Exhibit 2 filed with Form T-1 Statement,
                            Registration No. 33-21047.

             EXHIBIT 4 -    Existing By-Laws of Bankers Trust Company, as
                            amended on April 15, 2002. . Incorporated herein by reference to Exhibit 4 filed with Form T-1
                            Statement, Registration No 333-119120

             EXHIBIT 5 -    Not applicable.

             EXHIBIT 6 -    Consent of Bankers Trust Company required by Section
                            321(b) of the Act, a copy of which is attached.

             EXHIBIT 7 -    The latest report of condition of Deutsche Bank
                            Trust Company Americas dated as of December 31,
                            2004, a copy of which is attached.

             EXHIBIT 8 -    Not Applicable.

             EXHIBIT 9 -    Not Applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 19th day of April 2005.

            Deutsche Bank Trust Company Americas
            By: /s/ George Kubin
                ----------------------
            George Kubin
            Vice President

                                   EXHIBIT 6

                               CONSENT OF TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Coleman Cable, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

April 19, 2005

            Deutsche Bank Trust Company Americas
            By: /s/  George Kubin
            George Kubin
            Vice President

                                    EXHIBIT 7

DEUTSCHE BANK TRUST COMPANY AMERICAS                                   FFIEC 031
Legal Title of Bank                                                    RC-1
NEW YORK
------------------------------------
City
NY                          10019
------------------------------------
State                       Zip Code

FDIC Certificate Number - 00623

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                           Dollar Amounts in Thousands

ASSETS

     1. Cash and balances due from depository institutions (from Schedule RC-A)
      a. Noninterest-bearing balances and currency and coin(1)                                        RCFD 0081     2,741,000
      b. Interest-bearing balances(2)                                                                 RCFD 0071       108,000
     2. Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)                                   RCFD 1754             0
      b. Available-for-sale securities (from Schedule RC-B, column D)                                 RCFD 1773     1,601,000
     3. Federal funds sold and securities purchased under agreements to resell
      a. FEDERAL FUNDS SOLD IN DOMESTIC OFFICES                                                       RCON B987       345,000
      b. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL(3)                                           RCFD B989    10,636,000
     4. Loans and lease financing receivables (from Schedule RC-C):
      a. Loans and leases held for sale                                                               RCFD 5369             0
      b. Loans and leases, net of unearned income                                                     RCFD B528     8,983,000
      c. LESS: Allowance for loan and lease losses                                                    RCFD 3123       210,000
      d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)                  RCFD B529     8,773,000
     5. Trading assets (from Schedule RC-D)                                                           RCFD 3545     3,836,000
     6. Premises and fixed assets (including capitalized leases)                                      RCFD 2145       209,000
     7. Other real estate owned (from Schedule RC-M)                                                  RCFD 2150         6,000
     8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)      RCFD 2130         9,000
     9. Customers' liability to this bank on acceptances outstanding                                  RCFD 2155             0
    10. Intangible assets:

  a. Goodwill                                                                                     RCFD 3163             0
  b. Other intangible assets (from Schedule RC-M)                                                 RCFD 0426        33,000
11. Other assets (from Schedule RC-F)                                                             RCFD 2160     5,044,000
12. Total assets (sum of items 1 through 11)                                                      RCFD 2170    33,341,000
LIABILITIES
13. Deposits:
  a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)            RCON 2200     8,573,000
   (1) Noninterest-bearing(4)                                                                     RCON 6631     3,522,000
   (2) Interest-bearing                                                                           RCON 6636     5,051,000
  b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,
    part II)                                                                                      RCFN 2200     6,417,000
   (1) Noninterest-bearing                                                                        RCFN 6631     2,311,000
   (2) Interest-bearing                                                                           RCFN 6636     4,106,000
14. Federal funds purchased and securities sold under agreements to repurchase
  a. FEDERAL FUNDS PURCHASED IN DOMESTIC OFFICES(5)                                               RCON B993     6,951,000
  b. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE(6)                                            RCFD B995       140,000
15. Trading liabilities (from Schedule RC-D)                                                      RCFD 3548       867,000
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized
    leases) (from Schedule RC-M)                                                                  RCFD 3190       160,000
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                                      RCFD 2920             0
19. Subordinated notes and debentures(7)                                                          RCFD 3200         8,000
20. Other liabilities (from Schedule RC-G)                                                        RCFD 2930     2,209,000
21. Total liabilities (sum of items 13 through 20)                                                RCFD 2948    25,325,000
22. Minority interest in consolidated subsidiaries                                                RCFD 3000       415,000
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                                 RCFD 3838     1,500,000
24. Common stock                                                                                  RCFD 3230     2,127,000
25. Surplus (exclude all surplus related to preferred stock)                                      RCFD 3839       584,000
26.    a. Retained earnings                                                                       RCFD 3632     3,342,000
  b. Accumulated other comprehensive income(8)                                                    RCFD B530        48,000
27. Other equity capital components(9)                                                            RCFD A130             0
28. Total equity capital (sum of items 23 through 27)                                             RCFD 3210     7,601,000
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)        RCFD 3300    33,341,000

Memorandum
TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement below that best describes                          NUMBER
   the most comprehensive level of auditing work performed for the bank by independent
   external auditors as of any date during 2003                                                   RCFD 6724           N/A

1  = Independent audit of the bank        4  = Directors' examination of the
     conducted in accordance with              bank conducted in accordance with
     generally accepted auditing               generally accepted auditing
     standards by a certified public           standards by a certified public
     accounting firm which submits a           accounting firm (may be required
     report on the bank                        by state chartering authority)

2  = Independent audit of the bank's      5  = Directors' examination of the
     parent holding company conducted in       bank performed by other external
     accordance with generally                 auditors (may be required by
                                               state
     accepted auditing standards by a          chartering authority)
     certified public accounting firm
     which submits a report on the
     consolidated holding company (but
     not on the bank separately)

                                          6  = Review of the bank's financial
                                               statements by external auditors

                                          7  = Compilation of the bank's
                                               financial statements by external
                                               auditors

3  = Attestation on bank management's     8  = Other audit procedures (excluding
     assertion on the effectiveness of         tax preparation work)
     the bank's internal control over
     financial reporting by a certified
     public accounting firm

                                          9  = No external audit work

-----------------------
(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

(3) INCLUDES ALL SECURITIES RESALE AGREEMENTS IN DOMESTIC AND FOREIGN OFFICES, REGARDLESS OF MATURITY.

(4) Includes total demand deposits and noninterest-bearing time and savings deposits.

(5) REPORT OVERNIGHT FERDERAL HOME LOAN BANK ADVANCES IN SCHEDULE RC, ITEM 16,"OTHER BORROWED MONEY."

(6) INCLUDES ALL SECURITIES REPURCHASE AGREEMENTS IN DOMESTIC AND FOREIGN OFFICES, REGARDLESS OF MATURITY.

(7)  Includes limited-life preferred stock and related surplus.

(8) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.